Transaction Award Agreement

This Agreement, entered into as of this __ day of ______, 2009, by and between D&E Communications, Inc., a Pennsylvania corporation (the “Company”), and _____________, an adult individual and an employee of the Company (“Employee”).

BACKGROUND

In consideration of the execution of this Agreement by Employee, D&E shall pay to Employee the Award (defined below) on the terms and conditions set forth herein.

Intending to be legally bound hereby, the parties agree as follows:

1.	Award.

(a) In the event that the Company engages in a transaction in which all of the outstanding common stock of the Company is acquired by a third party in a transaction that is consummated on or before ________, 2010 (a “Transaction”), the Company will award Employee an amount in cash equal to the lesser of (i) $ _________ or (ii) such amount as would not cause the imposition of the Internal Revenue Code Section 4999 excise tax or would not cause the loss of tax deductions under Internal Revenue Code Section 280G, subject to the conditions and restrictions in Sections 1(b) and 4 below. The business day on which the closing day of the Transaction is to occur is referred to herein as the “Closing Date,” and if all applicable conditions and restrictions below are satisfied, the Award will be paid in a lump sum by the Company on the Closing Date (or on the next business day thereafter).

(b) The Award is specifically conditioned upon the Company consummating the Transaction on or before the deadline specified in 1(a) above and the Company shall have no obligation hereunder to make the Award if such date passes without a Transaction having been consummated. The Award is further specifically conditioned upon the Employee meeting the employment criteria contained in this Agreement. The applicable employment criteria are that the Employee must remain employed by the Company from the date of this Agreement through the Closing Date, but with the exception that, if Employee is terminated by the Company without “Cause,” as defined below, or if his employment terminates on account of death or disability, as defined under a Company-sponsored disability plan applicable to Employee, prior to the Closing Date he will be treated for purposes hereof as having remained employed through the Closing Date. The Employee shall not be eligible for, and shall forfeit, the Award hereunder if he voluntarily resigns, or is terminated by the Company with Cause prior to the Closing Date.

2. Cooperation. Payment of the Award is contingent on Employee providing his full and complete cooperation and support with respect to any contemplated Transaction, including, but not limited to, participating in any management presentations in connection therewith and providing his full support to any management plan with respect to exploration of the Company’s strategic options. In performing these functions, Employee will maintain total confidentiality about a possible Change of Control (except to the extent Employee is requested by the Company’s management to communicate with a potential purchaser), and represent the Company’s interests in completing a possible Change of Control in a timely fashion.

3. Employment Status. The Employee has an employment agreement with the Company. This Agreement relates to the Award provided for herein, which is not addressed in the Employee’s employment agreement, and does not supersede or replace the existing employment agreement or any provision thereof.

4. Confidentiality. Employee will keep confidential the existence and terms of the Award and will not discuss it with anyone other than his financial advisor, his attorney, members of his immediate family (who together must also keep this information confidential or the Employee will forfeit the Award), and the Executive Officers of the Company or Vice President of Human Resources of the Company.

5. Entire Agreement. This Agreement express the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations by the parties with respect to such subject and may be amended only in a writing executed by both parties.

6. Waiver of Breach. The waiver by either party of a breach or violation of any provision of this Agreement shall not operate as, or be construed to be, a waiver of any subsequent breach thereof.

7. Benefit. This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their respective heirs, successors and legal representatives.

8. Governing Law, Etc. This Agreement is made under, and shall be governed, construed and interpreted by, and in accordance with, the laws of the Commonwealth of Pennsylvania. The parties hereto agree that any litigation concerning the subject matter of this Agreement shall be litigated in applicable Pennsylvania federal or state courts of proper jurisdiction and venue. Both parties agree to submit to such jurisdiction and venue for all purposes hereunder.

9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same agreement.

10. Assignment. The Employee’s rights under this Agreement may not be assigned. The rights of the Company under this Agreement may be assigned. This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their respective heirs, successors and legal representatives.

11. Enforcement. If, at the time of enforcement of this Agreement, a court shall hold that the duration, scope, area or other restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope, area or other restrictions that are reasonable under such circumstances shall be substituted for the stated duration, scope, area or other restrictions.

12. Cause. For purposes hereof, “Cause” shall mean (a) the failure by the Employee to substantially perform his duties hereunder after notice from the Company and a failure to cure such violation within thirty (30) days of the date of said notice or, if said violation cannot be cured within such period of time, within a reasonable time thereafter, if the Employee is diligently attempting to cure the violation, but in no event longer than 60 days from the date of the notice, (b) the dishonesty or gross negligence of the Employee in the performance of his duties; (c) material violation by Employee of the Company’s Code of Business Conduct and Ethics; (d) use by the Employee of alcohol which interferes with the performance of his duties; (e) use by the Employee of illegal drugs; (f) the breach of Employee's fiduciary duty to the Company or its shareholders involving personal profit; (g) moral turpitude on the part of Employee which brings public discredit to the Company; (h) commission by Employee of workplace violence or harassment; or (i) the material violation by the Employee of any provision of this Agreement or any policy of the Company not already addressed above after notice from the Company and a failure to cure such violation within thirty (30) days of the date of said notice or, if said violation cannot be cured within such period of time, within a reasonable time thereafter, if the Employee is diligently attempting to cure the violation, but in no event longer than 60 days from the date of the notice. The foregoing notwithstanding, any actions undertaken by Employee at the specific direction of the Board of Directors of the Company or based upon the advice of corporate counsel shall not constitute “Cause” hereunder, even if such action is arguably within the ambit of any of subsections (a) through (i) above.

13. Tax Withholding. This Company may withhold from any delivery of the Award to Employee pursuant to this Agreement an amount sufficient to satisfy any required withholding taxes, including the Employee's social security and Medicare taxes and federal, state and local income tax, with respect to income arising from the payment of the Award, unless the Employee has separately made arrangements acceptable to the Company to pay such withholding taxes. The Company shall have the right to require the payment of any such taxes before making payment pursuant to the Award.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

Attest:	D&E Communications, Inc.

________________________________	By: _____________________________
, President
Witness:

________________________________	By:______________________________

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